UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2024

Cemtrex Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37464	30-0399914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Fell Court Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 756-9116

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13I(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	CETX	Nasdaq Capital Market

CURRENT REPORT ON FORM 8-K

Cemtrex, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2024, Cemtrex, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (the “Underwriter”), in connection with a firm commitment underwritten public offering (the “Offering”) of (i) 554,705 units (the “Common Units”), each consisting of one share of common stock of the Company (“common stock”), a warrant to purchase one share of common stock at an exercise price of $.085 per share or pursuant to an alternative cashless exercise option (described below), which warrant will expire on the two-and-a-half year anniversary of the original issuance date (the “Series A Warrants”) and a warrant to purchase one share of common stock at an exercise price of $0.85 per share, which warrant will expire on the five-year anniversary of the original issuance date (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”); and (ii) 11,210,000 pre-funded units (the “Pre-funded Units” and together with the Common Units, the “Units”), each consisting of one pre-funded warrant to purchase one share of common stock (the “Pre-funded Warrants”), a Series A Warrant and a Series B Warrant. The purchase price of each Unit was $0.85, and the purchase price of each Pre-Funded Unit was $0.849 (which is equal to the public offering price per Common Unit to be sold in the Offering minus $0.001). The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

In addition, the Company granted the Underwriter a 45-day option to purchase additional 1,764,705 shares of common stock and/or Pre-Funded Warrants, representing up to 15% of the number of common stock and Pre-Funded Warrants sold in the Offering, and/or additional 1,764,705 Series A Warrants representing up to 15% of the Series A Warrants sold in the Offering, and/or additional 1,764,705 Series B Warrants representing up to 15% of the Series B Warrants sold in the Offering solely to cover over-allotments, if any.

Under the alternate cashless exercise option of the Series A Warrants, beginning on the date of the Warrant Stockholder Approval (described below), the holder of the Series A Warrant, has the right to receive an aggregate number of shares equal to three times the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series A Warrant. In addition, beginning on the date of the Warrant Stockholder Approval, the Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then-current exercise price and (ii) lowest volume weighted average price for the five trading days immediately preceding and immediately following the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Warrants. Finally, with certain exceptions, the Series B Warrants provide for an adjustment to the exercise price and, subject to Warrant Stockholder Approval, to the number of shares underlying the Series B Warrant, upon our issuance of our common stock or common stock equivalents at a price per share that is less than the then-current exercise price of the Series B Warrant.

The alternative cashless exercise option included in the Series A Warrants and the other adjustment provisions in the Warrants described above will be available only upon receipt of such stockholder approval as may be required by the applicable rules and regulations of the Nasdaq Capital Market to permit the alternate cashless exercise of the Series A Warrants and the other adjustment provisions described above included in the Warrants (the “Warrant Stockholder Approval”). In the event that the Company is unable to obtain the Warrant Stockholder Approval, the Series A Warrants will not be exercisable using the alternative cashless exercise option and certain of the other adjustment provisions described above included in the Warrants will not be effective.

The Offering closed on May 3, 2024. An aggregate of 11,764,705 Units (which includes 554,705 shares of common stock) and 11,210,000 Pre-Funded Units (which includes 11,210,000 Pre-Funded Warrants) were sold in the Offering. On May 3, 2024, the Underwriter partially exercised its over-allotment option with respect to 1,764,705 Series A Warrants and 1,764,705 Series B Warrants. The aggregate gross proceeds to the Company were approximately $10,035,000, before deducting underwriting discounts and other estimated expenses payable by the Company.

The Offering was made pursuant to an effective registration statement on Form S-1 (File No. 333-276556) and the preliminary prospectus contained therein, which was filed by the Company with the Securities and Exchange Commission on January 17, 2024, amended on April 23, 2024 and April 30, 2024, and declared effective on April 30, 2024. A final prospectus relating to the Offering was filed with the SEC on May 3, 2024. The Company intends to use the net proceeds from the Offering as outlined in the prospectus.

Under the terms of the Underwriting Agreement, the Underwriter received an underwriting discount of 7.0% to the public offering price for the Units. In addition, the Company agreed to (a) pay a non-accountable expense allowance to the Underwriter equal to 0.5% of the gross proceeds received in this Offering and (b) to reimburse the Underwriter for certain out-of-pocket expenses, including, but not limited to, up to $100,000 for reasonable legal fees and disbursements for the Underwriter’s counsel.

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The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the Underwriting Agreement, Pre-funded Warrant, Series A Warrant and Series B Warrant is not complete and is qualified in its entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 1.1, 4.1, 4.2, and 4.3 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title
1.1	Underwriting Agreement, dated May 1, 2024 with Aegis Capital Corp.
4.1	Form of Prefunded Warrant
4.2	Form of Series A Warrant
4.3	Form of Series B Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEMTREX, INC.

Date: May 3, 2024	By:	/s/ Saagar Govil
Saagar Govil
Chairman, President, and Chief Executive Officer

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